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                                                                   EXHIBIT 10.14

                                   AGREEMENT


         This Agreement ("Agreement") is made this 16th day of November, 1999, by and among Pet Quarters, Inc., an Arkansas corporation ("Pet Quarters") and Jack Rosenzweig, an individual residing in the State of Pennsylvania ("Rosenzweig").

         WHEREAS, Humboldt Industries, Inc., a Pennsylvania corporation ("Humboldt"), is a wholly owned subsidiary of PQ Acquisition Company, Inc., an Arkansas corporation and wholly owned subsidiary of Pet Quarters; and

         WHEREAS, Pet Quarters recently negotiated a Modification of Note and Pledge Agreement between the Sun Valley Trust of July 30, 1999, as Lender, and Pet Quarters; and

         WHEREAS, Rosenzweig, in accordance with and pursuant to the Modification of Note and Pledge Agreement, has agreed to become Chief Executive Officer of Humboldt; and

         WHEREAS, Rosenzweig and Humboldt entered into an Employment Agreement dated November 10, 1999;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, and the understanding of the parties agree to be mutually bound hereby, the parties hereto agree as follows:

         1. Rosenzweig shall resign as Chief Executive Officer of Humboldt when requested, in writing, to do so by the Board of Directors of Pet Quarters.

         2. For a period of six (6) months commencing November 10, 1999, Rosenzweig shall be, stay and remain employed by Humboldt, in some capacity, so as to not create an event of default under Paragraph 10(N) of the Collateral Pledge Agreement, as modified by the Modification of Note and Pledge Agreement, provided that no other defaults exists and are continuing thereunder at such time. In the event of a material default under the Modification of Note and Pledge Agreement by Pet Quarters, or any related documents, such that the lender commences foreclosure or other legal remedies (including self-help), Rosenzweig, may, in his sole and absolute discretion, resign all employment from Humboldt by giving written notification to the Board of Directors of Humboldt and Pet Quarters. While serving as Humboldt's Chief Executive Officer, Rosenzweig shall cooperate and, at the specific request of Pet Quarters assist Pet Quarters, at its expense, in its efforts to recapitalize and/or raise funds to pay and retire the indebtedness to the Sun Valley Trust of July 30, 1999.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.

                                                PET QUARTERS, INC.


                                            By:
                                                --------------------------------
                                                Steve Dempsey, President


                                                --------------------------------
                                                Jack Rosenzweig, Individually